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                                                                    Exhibit 4(c)




           _________________________________________________________

                          SUPPLEMENTAL INDENTURE NO. 7

                                       BY

                                       AND

                                     BETWEEN

                             McDONALD'S CORPORATION

                                       AND

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                     (formerly, First Union National Bank),
                                   as Trustee

                                ________________

                                Dated, [ ], 2002

                                ________________

                SUPPLEMENTAL TO SENIOR DEBT SECURITIES INDENTURE
                          DATED, AS OF OCTOBER 19, 1996

            _________________________________________________________

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                             McDONALD'S CORPORATION
                          SUPPLEMENTAL INDENTURE NO. 7
                                Dated, [ ], 2002
                                    Series of
                           Medium-Term Notes, Series H
                                 $1,975,000,000

          Supplemental Indenture No. 7, dated [ ], 2002, by and between McDONALD'S CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly, First Union National Bank, a national banking association), authorized to accept and execute trusts (hereinafter sometimes referred to as the "Trustee"),

                              W I T N E S S E T H:

          WHEREAS, The Company and the Trustee have executed and delivered a Senior Debt Securities Indenture, dated, as of October 19, 1996 (as amended or supplemented from time to time, the "Indenture");

          WHEREAS, Section 10.01 of the Indenture provides for the Company, when authorized by its Board of Directors, and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Debt Securities, as permitted by Sections 2.01 and 2.02 of the Indenture; and

          WHEREAS, Sections 2.01 and 2.02 of the Indenture provide for Debt Securities of any series to be established pursuant to an indenture supplemental to the Indenture;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the series of Debt Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of such series of Debt Securities, as follows:

                                   ARTICLE ONE
                       RELATION TO INDENTURE; DEFINITIONS

          SECTION 1.01. This Supplemental Indenture No. 7 constitutes an integral part of the Indenture.

          SECTION 1.02. (a) For all purposes of this Supplemental Indenture No. 7, except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture or in Exhibits A and B hereto.

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          (b)  All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 7; and

          (c) The terms "hereof," "herein," "hereto," "hereunder" and "herewith" refer to this Supplemental Indenture No. 7.

                                   ARTICLE TWO
                          THE SERIES OF DEBT SECURITIES

          SECTION 2.01. (a) There shall be a series of Debt Securities issuable in registered form (the "Notes") limited to an aggregate initial public offering price or purchase price of $1,975,000,000, or the equivalent thereof in one or more foreign currencies, including the Euro, as designated by the Company (the "Specified Currency"). The Notes shall be designated the "Medium-Term Notes, Series H, Due from 1 Year to 60 Years from Date of Issue".

          (b) Each Note shall bear interest either at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of Original Issue Discount Notes (as defined below), or at a floating rate (a "Floating Rate Note") or at a rate determined by reference to an Index (as defined below) in the case of certain Indexed Notes (as defined below).

          SECTION 2.02. Fixed Rate Notes and Floating Rate Notes shall contain substantially the terms and provisions set forth in either the form of Series H Fixed Rate Note or the form of Series H Floating Rate Note attached hereto as Exhibits A and B, respectively, or such other forms of Notes specified in an Officers' Certificate pursuant to duly adopted resolutions of the Board of Directors of the Company. All of the terms and provisions of such Notes are hereby incorporated by reference herein.

          SECTION 2.03. In addition to the terms described in Section 2.02, a Note shall contain the following terms to be specified in a Pricing Supplement:

               (a) the principal amount and Specified Currency for such Note (and, if the Specified Currency is other than U.S. dollars, certain other terms relating to such Note and such Specified Currency, including the authorized denominations of such Note); (b) whether such
          Note is a Fixed Rate Note, Floating Rate Note or an Indexed Note (as defined below) as to which interest is determined by reference to an Index; (c) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (d) the date on which such Note will be issued (the "Original Issue Date"); (e) the date on which such Note will mature (the "Stated Maturity"); (f) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the dates on which interest will be payable if other than February 15 and August 15 (each an "Interest Payment Date"); (g) if such Note is a Floating Rate Note, the Base Rate, the Initial

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          Interest Rate, the Interest Reset Period, the Interest Payment Dates,
          the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Spread or Spread Multiplier, if any (all as defined in Sections
          2.02 and 2.06 herein), and any other terms relating to the particular method of calculating the interest rate for such Note; (h) whether such Note is an Original Issue Discount Note; (i) if such Note is an Indexed Note, the manner in which the principal amount of the Note payable at Stated Maturity and/or the interest amount payable will be determined (other than as described in Section 2.07 hereof); (j) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity and, if so, the provisions (other than the redemption and prepayment provisions specified in Sections 2.02 hereof) relating to such redemption or repayment, including, in the case of an Original Issue Discount Note, Indexed Note or Amortizing Note (as defined below), the information necessary to determine the amount due upon redemption or repayment; (k) if such Note is an Amortizing Note, information necessary to determine the repayment schedule, including the manner in which payments thereon will be applied to interest and the reduction of unpaid principal; and (l) any other terms of such Note not inconsistent with the provisions of the Indenture.

          SECTION 2.04. Bank One Trust Company, N.A., One Bank One Plaza, Chicago, Illinois, is hereby initially appointed as Authenticating Agent, Registrar, Paying Agent and Calculation Agent with respect to the Notes.

          SECTION 2.05. With respect to any Notes issued hereunder, (a) the term "Original Issue Discount Note" shall mean (i) a Note, including any such Note whose interest rate is zero, that has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its aggregate principal amount, multiplied by the number of full years from the Original Issue Date to the Stated Maturity of such Note; and (ii) any other Note designated by the Company as issued with original issue discount for U.S. federal income tax purposes; and
(b) the term "Yield to Stated Maturity" shall mean the yield to Stated Maturity, calculated at the time of issuance of the Notes or, if applicable, at the most recent redetermination of interest on such Notes and calculated in accordance with accepted financial practice.

          SECTION 2.06. (a) With respect to any Notes hereunder, the term "Indexed Note" shall mean a Note, the principal amount payable at Stated Maturity of which (the "Indexed Principal Amount") and/or the interest amount payable on which is determined by reference to a measure (the "Index") which will be related to (i) the rate of exchange between the Specified Currency for such Note and the other currency or composite currency (the "Index Currency") specified in such Indexed Note (such Indexed Note, "Currency Indexed Note");
(ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Note, "Commodity Indexed Note");
(iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates

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(such Indexed Note, "Stock Indexed Note"); or (iv) such other objective price or economic measures as are described in such Indexed Note.

          (b) Unless otherwise specified in an Indexed Note, interest on such Indexed Note will be payable by the Company based on the amount designated therein as the "Face Amount" of such Indexed Note. Such Indexed Note will describe whether the principal amount of such Indexed Note that would be payable upon redemption or repayment prior to Stated Maturity will be the Face Amount of such Indexed Note, the Indexed Principal Amount of such Indexed Note at the time of redemption or repayment, or another amount described in such Indexed Note.

          SECTION 2.07. With respect to any Notes hereunder, the term "Amortizing Notes" shall mean any Note, payments in respect of which represent interest due and the reduction of unpaid principal, as provided in such Amortizing Note.

          SECTION 2.08. Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) and clause (b) below:

               (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date ("Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee or any paying agent designated by the Company an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee or with any paying agent designated by the Company for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of Notes at his address as it appears in the Debt Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in

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          whose names the Notes are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

               (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

               (c) Subject to the foregoing provisions of this Section, each Note delivered under this Supplemental Indenture No. 7 upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 2.09. The Place of Payment for the Notes shall be both The City of New York, New York, and the City of Philadelphia, Pennsylvania.

          SECTION 2.10. The terms and provisions contained in the form of the Notes attached as Exhibits A and B hereto shall constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery hereof, expressly agree to such terms and provisions and to be bound thereby.

                                  ARTICLE THREE
                                  MISCELLANEOUS

          SECTION 3.01. The recitals of fact herein and in the Notes shall be taken as statements of the Company and shall not be construed as made by the Trustee.

          SECTION 3.02. This Supplemental Indenture No. 7 shall be construed in connection with and as a part of the Indenture.

          SECTION 3.03. (a) If any provision of this Supplemental Indenture No. 7 limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as in effect on the date of this Supplemental Indenture No. 7) by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provisions shall control.

          (b) In case any one or more of the provisions contained in this Supplemental Indenture No. 7 or in the Notes issued hereunder should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

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          SECTION 3.04. Whenever in this Supplemental Indenture No. 7 either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture No. 7 contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not. Nothing in this Supplemental Indenture No. 7 or the Notes, expressed or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture No. 7.

          SECTION 3.05. (a) This Supplemental Indenture No. 7 may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

         (b) The descriptive headings of the several Articles of this Supplemental Indenture No. 7 were formulated, used and inserted herein for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

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          IN WITNESS WHEREOF, McDONALD'S CORPORATION has caused this
Supplemental Indenture No. 7 to be signed, acknowledged and delivered by its President, Executive Vice President and Chief Financial Officer or Senior Vice President and Treasurer and its corporate seal to be affixed hereunto and the same to be attested by its Secretary or Assistant Secretary, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee, has caused this Supplemental Indenture No. 7 to be signed, acknowledged and delivered by one of its Vice Presidents, and its seal to be affixed hereunto and the same to be attested by one of its Authorized Officers, all as of the day and year first written above.



                                         McDONALD'S CORPORATION


[CORPORATE SEAL]

                                         By: __________________________
                                             Michael D. Richard
                                             Senior Vice President and Treasurer



Attest:

______________________________
Secretary



                                         WACHOVIA BANK,
                                         NATIONAL ASSOCIATION
                                         as Trustee


[CORPORATE SEAL]

                                         By: __________________________
                                             Vice President



Attest:

______________________________
Authorized Officer

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STATE OF ILLINOIS  )
                   ) SS:
COUNTY OF DuPAGE   )



          On the ___ day of ______________, in the year two thousand two, before me appeared Michael D. Richard to me personally known, who, being by me duly sworn, did say that he resides in Chicago, Illinois, that he is a Senior Vice President and Treasurer of McDONALD'S CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


_______________________________
Notary Public

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STATE OF PENNSYLVANIA   )
                        ) SS:
COUNTY OF               )



          On the ___ day of ______________, in the year two thousand two, before me appeared ___________ to be personally known, who, being by me duly sworn, did say that he resides at ______________, that he is a Vice President of WACHOVIA BANK, NATIONAL ASSOCIATION one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


_______________________________
Notary Public

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